SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                           FORM 8-K/A



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                         January 10, 2001
        ------------------------------------------------
        Date of Report (Date of Earliest Event Reported)



                EAGLE BUILDING TECHNOLOGIES, INC.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




                             Nevada
         ----------------------------------------------
         (State or Other Jurisdiction of Incorporation)



      0-26322                             88-0327648
------------------------        ---------------------------------
(Commission File Number)        (IRS Employer Identification No.)




     2028 State Road 7, Suite 213, Boca Raton, Florida 33498
     -------------------------------------------------------
             (Address of Principal Executive Offices)



                         (561) 487-3600
                 -------------------------------
                 (Registrant's Telephone Number)



  -------------------------------------------------------------
  (Former Name or Former Address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Eagle Building Technologies, Inc. f/k/a Eagle Capital International, Ltd. (the "Company") is filing this Amendment to the Form 8-K filed on January 10, 2001, to provide the audited financials of Fleming Manufacturing Company, Inc. ("Fleming"), a wholly owned subsidiary of the Company, for the fiscal year ended December 31, 2000, and the Company's unaudited Proforma Financial Statement for the fiscal year ended December 31, 2000, inclusive of Fleming. In the Company's Form 10-KSB filed on April 18, 2001, the Company's consolidated financials reflected the appropriate financial inclusion of Fleming's operations.

     The financial statements required pursuant to this Item 7 are appended to this Form 8-K/A as a separate section commencing on page F-1, and are hereby incorporated by reference into this Item 7.

                           SIGNATURES
                           ----------


Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EAGLE BUILDING TECHNOLOGIES, INC.


Dated: May 18, 2001             By:___/s/Anthony D'Amato_____________
                                   Anthony D' Amato
                                   Its: Chairman and Chief
                                        Executive Officer

                FLEMING MANUFACTURING COMPANY, INC.
                December 31, 2000
                Financial Statements

                                         FLEMING MANUFACTURING COMPANY, INC.

                                         Index to Financial Statements

-----------------------------------------------------------------------------






                                                                 Page
                                                                 ----

Independent Auditors' Report                                      F-2


Balance sheet                                                     F-3


Statement of operations                                           F-4


Statement of stockholders' equity                                 F-5


Statement of cash flows                                           F-6


Notes to financial statements                                     F-7



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                                                                          F-1

                                            INDEPENDENT AUDITORS' REPORT







To the Board of Directors and Stockholders of Fleming Manufacturing Company, Inc.


We have audited the balance sheet of Fleming Manufacturing Company, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fleming Manufacturing Company, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 in conformity with generally accepted accounting principles.




/s/ Tanner+ Co.





Salt Lake City, Utah
January 19, 2001

                                         FLEMING MANUFACTURING COMPANY, INC.

                                                               Balance Sheet

                                                           December 31, 2000
-----------------------------------------------------------------------------

       Assets
       ------



Current assets:
  Cash and cash equivalents                                      $     8,828
  Accounts receivable, net                                           559,415
  Inventory                                                        1,348,518
  Prepaid expenses                                                    22,206
                                                                 -----------
       Total current assets                                        1,938,967
                                                                 -----------

  Property and equipment, net                                        354,050
                                                                 -----------
       Total                                                     $ 2,293,017
                                                                 ===========

-----------------------------------------------------------------------------

       Liabilities and Stockholders' Equity
       ------------------------------------
Current liabilities:
  Note payable                                                   $   350,000
  Accounts payable                                                   253,728
  Accrued liabilities                                                125,324
  Customer deposits                                                  652,692
  Current maturities of capital lease obligations                     73,893
                                                                 -----------
       Total current liabilities                                   1,455,637
                                                                 -----------

Capital lease obligations, less current maturities                    23,223
                                                                 -----------
       Total liabilities                                           1,478,860
                                                                 -----------

Commitments and contingencies                                              -

Stockholders' equity:
  Common stock $10 par value; 5,000 shares
  authorized; 3,605 shares issued                                     36,050

  Additional paid-in capital                                          61,746

  Retained earnings                                                1,029,773
                                                                 -----------
                                                                   1,127,569

  Less 3,063 treasury shares at cost                                (313,412)
                                                                 -----------
       Total stockholders' equity                                    814,157
                                                                 -----------
       Total                                                     $ 2,293,017
                                                                 ===========


-----------------------------------------------------------------------------

See accompanying notes to financial statements                            F-3

                                         FLEMING MANUFACTURING COMPANY, INC.

                                                     Statement of Operations

                                                Year Ended December 31, 2000
-----------------------------------------------------------------------------


Net sales                                                       $   3,786,322

Cost of sales                                                       2,741,792
                                                                -------------

Gross profit                                                        1,044,530

Selling expenses                                                      196,604

General and administrative expenses                                   859,365
                                                                -------------
Loss from operations                                                  (11,439)
                                                                -------------

Other income (expense)
  Interest expense                                                    (48,906)
  Other (net)                                                          32,495
                                                                -------------
Net other expense                                                     (16,411)

Loss before income taxes                                              (27,850)

Benefit for income taxes                                                    -
                                                                -------------
Net loss                                                        $     (27,850)
                                                                =============



-----------------------------------------------------------------------------

See accompanying notes to financial statements                            F-4

                                         FLEMING MANUFACTURING COMPANY, INC.

                                           Statement of Stockholders' Equity

                                                Year Ended December 31, 2000

-----------------------------------------------------------------------------



                         Common Stock         Addditional
                       ------------------       Paid-In       Retained       Treasury
                       Shares      Amount       Capital       Earnings         Stock         Total
                       ------      ------     -----------    -----------    -----------   ----------
Balance,
January 1, 2000        3,605      $ 36,050     $ 61,746      $ 1,057,623    $ (313,412)   $  842,007

Net loss                                 -            -          (27,850)            -       (27,850)
                       -----      --------     ---------     -----------    ----------    ----------
Balance,
December 31, 2000      3,605      $ 36,050     $  61,746     $ 1,029,773    $ (313,412)   $  814,157
                       =====      ========     =========     ===========    ==========    ==========





-----------------------------------------------------------------------------

See accompanying notes to financial statements                            F-5

                                         FLEMING MANUFACTURING COMPANY, INC.

                                                     Statement of Cash Flows

                                                Year Ended December 31, 2000
-----------------------------------------------------------------------------

Cash flows from operating activities
  Net loss                                                     $     (27,850)
  Adjustments to reconcile net loss to net cash used
  in operating activities:
    Depreciation and amortization                                    120,913
    Gain on sale of assets                                           (32,495)
    Bad debt expense                                                  16,683
    (Increase) decrease in:
       Accounts receivable                                            10,612
       Inventory                                                     (73,646)
       Prepaid expenses                                               (5,537)
       Other assets                                                   96,076
     Increase (decrease) in:
       Bank overdraft                                                (49,669)
       Accounts payable                                             (120,823)
       Accrued liabilities                                            42,686
       Customer deposits                                            (169,442)
                                                                ------------
         Net cash used in
         operating activities                                        192,492

Cash flows from investing activities:
  Proceeds from sale of assets                                        61,688
  Purchase of property and equipment                                 (71,406)
                                                                ------------
         Net cash used in
         investing activities                                          9,718

Cash flows from financing activities:
         Net proceeds from note payable                            1,699,000
         Payments on note payable                                 (1,349,000)
         Principal payments on capital lease obligations            (154,656)
                                                                ------------
         Net cash provided by
         financing activities                                        195,344
                                                                ------------

Decrease in cash and cash equivalents                                 (6,866)

Cash and cash equivalents, beginning of year                          15,694
                                                                ------------
Cash and cash equivalents, end of year                          $      8,828
                                                                ============




-----------------------------------------------------------------------------

See accompanying notes to financial statements                            F-6

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


1.   Organization and Signficant Accounting Policies

          Organization
          ------------
          The Company manufactures and markets specialty casting machines and related accessory equipment for the production of concrete block, paver and landscape products.

          Cash and Cash Equivalents
          -------------------------
          The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

          Inventory
          ---------
          Inventory is valued at the lower of cost or market.
          Cost is determined by the first-in, first-out
          (FIFO) method.

          Property, Equipment, Depreciation and Amortization
          --------------------------------------------------
          Property and equipment are stated at cost.
          Depreciation and amortization is determined using the straight-line method over the estimated useful lives of the assets or lease terms.

          Income Taxes
          ------------
          The Company accounts for income taxes utilizing the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred taxes are provided for temporary differences between the financial statements and tax basis of an asset or liability using tax rates expected to be in effect.

          Concentration of Credit Risk
          ----------------------------
          Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have bee within the range of management's expectations.

          The Company maintains its cash in bank deposit accounts which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.



-----------------------------------------------------------------------------

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


1.   Organization and Significant Accounting Policies
     Continued

          Concentration of Credit Risk - Continued
          ----------------------------------------
          During the year ended December 31, 2000, the Company had sales to a major customer which represented approximately $532,000 or 14% of total net sales.

          Accounting Estimates
          --------------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts or assets and liabilities and disclosure of contingents assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments
          -----------------------------------
          The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and debt instruments. The book value of cash, accounts receivable and accounts payable is representative of their fair values due to the short-term maturities of these instruments. the book value of the Company's debt instruments are considered to approximate their fair values at December 31, 2000 based on current market rates and conditions.


2.   Detail of Certain Balance Sheet Accounts

     Accounts receivable consisted of the following:


       Trade receivables                              $  712,415
       Allowance for doubtful accounts                  (153,000)
                                                      ----------
                                                      $  559,415
                                                      ==========

   Inventory consisted of the following:
       Finished goods/purchased parts                 $    6,850
       Work in progress                                  568,742
       Raw materials                                     772,926
                                                      ----------
                                                      $1,348,518
                                                      ==========


-----------------------------------------------------------------------------

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


3.   Property and Equipment

     Property and equipment consisted of the following:


       Leasehold improvements                         $  124,507
       Machinery and equipment                           973,864
       Office furniture and fixtures                     366,627
       Transportation equipment                           61,069
                                                      ----------
                                                       1,526,067

     Less accumulated depreciation and
     amortization                                      1,172,017
                                                      ----------
     Net property and equipment                       $  354,050
                                                      ==========


4.   Note Payable

          The Company has a $1,000,000 line of credit agreement that expires June 22, 2001 available from a bank which is secured by all accounts receivable, inventory, furniture, fixtures and equipment.
          There was $350,000 outstanding on the line of credit at December 31, 2000. Interest is at the bank's prime rate plus .50% (10.0% at December 31, 2000).


5.   Income Taxes

          The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to loss before provision for income taxes for the following reasons:


          Federal income tax benefit at statutory rate    $  5,000
          Meals and entertainment                           (1,000)
          Change in valuation allowance                     (4,000)
                                                          --------
                                                          $      -
                                                          ========


-----------------------------------------------------------------------------

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


5.   Income Taxes Continued

          Deferred tax assets (liabilities) at December 31,
          2000 are comprised of the following:


          Depreciation                               $ (23,000)
          Allowance for doubtful accounts               27,000
                                                     ---------
                                                         4,000
          Less valuation allowance                      (4,000)
                                                     ---------
                                                     $       -
                                                     =========

6.   Leases

          The Company leased certain equipment under noncancelable capital leases during 2000. Assets held under capital leases were included in and equipment are as follows:


          Machinery and equipment                   $  371,785
          Accumulated amortization                    (187,115)
                                                    ----------
                                                    $  184,670
                                                    ==========


          Amortization expense on capital leases for the year ended December 31, 2000 was $59,334.

          As of December 31, 2000, future minimum payments under capital leases are as follows:


          Years Ended December 31,                    Amount
          ------------------------                  ----------

                  2001                              $   79,455
                  2002                                  23,652
                                                    ----------

       Total minimum lease payments                    103,107
       Less amounts representing interest                5,991
                                                    ----------

       Present value of net minimum lease
       payments                                         97,116

       Less current maturities                          73,893
                                                    ----------
                                                    $   23,223
                                                    ==========


-----------------------------------------------------------------------------

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


6.   Leases Continued

          The Company also leases office equipment which is accounted for as an operating lease. Monthly lease payments extend though 2002.

          Rental expense, for operating leases, charged to operations was $2,148 in 2000.

7.   Profit Sharing Plan

          The Company had a qualified non-contributory plan covering substantially all full-time employees.
          The Company's contribution to the plan, as determined by the Board of Directors, is discretionary but may not exceed the maximum amount deductible under the provisions of the Internal Revenue Code. During the year ended 2000, the Company terminated the plan according to the provisions of the plan document. Contributions charged against operations amounted to $1,928 for the year ended December 31, 2000.

8.   Related Party Transactions

          The Company rents its office and manufacturing space from the president's mother on a month-by-month basis. Under this rental agreement, the Company recognized annual rent expense of $19,500 in 2000.

9.     Acquisition

          On December 28, 2000 the Company was acquired by Eagle Capital International through a definitive stock purchase agreement, in which the outstanding shares of the Company were acquired for cash and stock of the acquiring company for $3,875,000.

10.  Supplemental Cash Flow Information

          Interest and income taxes paid are as follows:


              Interest                         $    47,451
                                               ===========

              Income taxes                     $         -
                                               ===========


-----------------------------------------------------------------------------

                                         FLEMING MANUFACTURING COMPANY, INC.
                                               Notes to Financial Statements

                                                           December 31, 2000
-----------------------------------------------------------------------------


11.     Recent Accounting Pronouncements

          SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and amended by SFAS No. 138, issued in June 2000. The requirements of SFAS No. 133, as amended, will be effective for the Company in the first quarter of the fiscal year beginning January 1, 2001. The standard establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. Under the standard, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company has determined SFAS 133 to have no impact on the Company's financial position and results of operations because the Company has no derivative activity.

          SFAS No. 140, Accounting for Transfers and
          Servicing of Financial Assets and Extinguishments of Liabilities, was issued in September 2000. SFAS No. 140 is a replacement of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Accounting Standards Board (FASB), and some were changed only in minor ways. In issuing SFAS No. 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.





-----------------------------------------------------------------------------

                                            Eagle Capital International, Ltd.
                                      Unaudited Proforma Financial Statements

                                         For the Year Ended December 31, 2000
-----------------------------------------------------------------------------



                                   Eagle Capital    Fleming Mfg.                         Combined
                                     12/31/2000     12/31/2000       Adjustments        12/31/2000
                                   -------------    ------------     -----------       ------------

Sales                              $   3,354,847    $  3,786,322     $  (855,180)  A   $  6,285,989
Cost of Sales                         (1,736,434)     (2,741,792)        559,167   A     (3,919,059)
Gross profit                           1,618,413       1,044,530        (296,013)         2,366,930
Selling, general and
  administrative expenses             (4,953,680)     (1,055,969)        315,377  A,B    (5,694,272)
Impairment of goodwill                (1,714,387)              -               -         (1,714,387)
Impairment of investment                (201,363)              -               -           (201,363)
Equity in loss of joint venture         (104,453)              -               -           (104,453)
                                   -------------    ------------     -----------       ------------
Loss from operations                  (5,355,470)        (11,439)         19,364         (5,347,545)

Other expense:
Interest expense                        (325,607)        (48,906)         20,054   A       (354,459)
Loss on sale of securities               (52,282)              -                            (52,282)
Other                                     (5,275)         32,495         (36,498)  A         (9,278)
                                   -------------    ------------     -----------       ------------
Net loss before income taxes          (5,738,634)        (27,850)          2,920         (5,763,564)

Provision for income taxes                     -               -               -
Net loss                           $  (5,738,634)   $    (27,850)    $     2,920       $ (5,763,564)
                                   =============    ============     ===========       ============
Weighted average number of
  common shares outstanding
     Basic and diluted                 1,693,070           3,605                          1,693,070
                                   =============    ============                       ============
Loss per common share
     Basic and diluted                     (3.39)          (7.73)                             (3.40)
                                   =============    ============                       ============


Note A - The effective date of the acquisition was October 1, 2000, therefore the financial results of Fleming Manufacturing for the period from October 1, 2000 through December 31, 2000 are included in Eagle Capital's historical financial statements. This adjustment removes the three months ended December 31, 2000 income and expenses already included in Eagle Capital.

Note B - Amortization expense for the goodwill in Fleming based on a 20 year life.